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                                                                   EXHIBIT 10.34

                              CAMBREX CORPORATION
                                      2003
                         PERFORMANCE STOCK OPTION PLAN

1.  PURPOSE

     The Plan is intended to expand and improve the profitability and prosperity of Cambrex Corporation for the benefit of its stockholders by permitting the Corporation to grant to its officers, directors and key Employees Options to purchase shares of the Corporation's Common Stock. These awards are intended to provide additional incentive to such personnel by offering them a greater stake in the Corporation's continued success. The Plan is also intended as a means of reinforcing the commonality of interest between the Corporation's stockholders and its directors, officers and other key Employees, and as an aid in attracting and retaining directors and key Employees of outstanding abilities and specialized skills.

2.  DEFINITIONS

     For Plan purposes, except where the context otherwise indicates, the following terms shall have the meanings which follow:

          (a) "Agreement" shall mean a written agreement (including any amendment or supplement thereto) between the Corporation and a Participant which specifies the terms and conditions of an Award granted to such Participant.

          (b) "Award" shall mean a Stock Option granted to a Participant.

          (c) "Beneficiary" shall mean the person or persons who shall receive, if the Participant dies, any Option exercise rights.

          (d) "Board" shall mean the Board of Directors of the Corporation.

          (e) "Change in Control" shall mean the occurrence of any of the following events:

             (i) the acquisition (other than from the Corporation) by any person, entity or "group" (within the meaning of Section 13 (d)(3) or 14(d)(2) of the Exchange Act but excluding for this purpose the Corporation or its Subsidiaries or any employee benefit plan of the Corporation or its Subsidiaries which acquires beneficial ownership of voting securities of the Corporation) of "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifteen percent (15%) or more of either the then outstanding shares of Common Stock or the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally in the election of directors; or

             (ii) individuals who, as of the date that this Plan becomes effective in accordance with Paragraph 16, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided that any person becoming a member of the Board subsequent to the date that this Plan becomes effective in accordance with Paragraph 16 whose election or nomination for election by the Corporation's stockholders (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation) was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Plan, considered a member of the Incumbent Board; or

             (iii) approval by the stockholders of the Corporation of either a reorganization, or merger, or consolidation, with respect to which persons who were the stockholders of the Corporation immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated entity's then outstanding voting
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        securities, or a liquidation or dissolution of the Corporation, or the sale of all or substantially all of the assets of the Corporation; or

             (iv) any other event or series of events which is determined by a majority of the Incumbent Board to constitute a Change in Control for the purposes of the Plan.

          (f) "Change in Control Price" shall mean the highest price per share paid or offered in any bona fide transaction related to a Change in Control, as determined by the Committee, except that, in the case of Incentive Stock Options, such price shall be the Fair Market Value on the date on which the cash out described in Paragraph 10(a) occurs.

          (g) "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and the rules and regulations promulgated thereunder.

          (h) "Committee" shall mean the Compensation Committee, or such other Committee of the Board, which shall be designated by the Board to administer the Plan. The Committee shall be composed of two or more persons as from time to time are appointed to serve by the Board with respect to awards to employees. Each member of the Committee, while serving as such, shall also be a member of the Board, and shall be both an outside director within the meaning of Section 162(m) of the Code and a "non-employee director" within the meaning of Rule 16b-3 of the Exchange Act.

          (i) "Common Stock" shall mean the Class A Common Stock of the Corporation having a par value of $0.10 per share.

          (j) "Corporation" shall mean Cambrex Corporation, a Delaware corporation.

          (k) "Employee" shall mean any person who is employed on a full time basis by the Corporation or any Subsidiary, including a person who is also a member of the Board, and who is compensated, at least in part, on a regular salary basis.

          (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (m) "Exercise Price" shall mean the price for which a Participant may exercise his Stock Option to purchase a stated number of shares of Common Stock, established pursuant to Paragraph 6 of the Plan.

          (n) "Fair Market Value" shall mean with respect to any given day, the average of the highest and lowest reported sales prices on the principal national stock exchange on which the Common Stock is traded, or if such exchange was closed on such day or, if it was open but the Common Stock was not traded on such day, then on the next preceding day that the Common Stock was traded on such exchange, as reported by such responsible reporting service as the Committee may select.

          (o) "Incentive Stock Option" shall mean a Stock Option which is intended to meet and comply with the terms and conditions for an "incentive stock option" as set forth in Section 422 of the Code.

          (p) "Non-Employee Director" shall mean a member of the Board who is not an Employee.

          (q) "Participant" shall mean a Non-Employee Director or Employee who is granted an Award under the Plan.

          (r) "Plan" shall mean the Cambrex Corporation 2003 Performance Stock Option Plan as set forth herein and as amended from time to time.

          (s) "Stock Option" or "Option" shall mean a right, including an Incentive Stock Option and a Non-qualified Stock Option which does not meet the requirements of Section 422 of the Code, to purchase a stated number of shares of Common Stock subject to such terms and conditions as are set forth in an Agreement and the Plan. Also included in this definition are any other forms of tax "qualified" stock options which may be incorporated and defined in the Code as it may from time to time be amended.

          (t) "Subsidiary Corporation" or "Subsidiary" shall mean any corporation which is a subsidiary corporation of the Corporation as defined in Section 424(f) of the Code.
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3.  ADMINISTRATION

     (a) The Committee shall administer the Plan and, accordingly, it shall have full power to grant Awards, construe and interpret the Plan, establish rules and regulations and perform all other acts it believes reasonable and proper, including the authority to delegate responsibilities to others to assist in administering the Plan.

     (b) The determination of those Employees eligible to receive Awards, and the amount, type and timing of each Award shall rest in the sole discretion of the Committee, subject to the provisions of the Plan.

     (c) The Committee's determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, or implementation of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participant.

     (d) Notwithstanding the foregoing, the Plan shall be administered such that any Non-Employee Director participating in the Plan shall continue to be deemed to be a "disinterested person" under Rule 16b-3 of the Exchange Act, as such Rule is in effect on the effective date of the Plan and as it may be subsequently amended, for purposes of such Director's ability to serve on any committee charged with administering any of the Corporation's stock based plans for executive officers intended to qualify for exemptive relief available under Rule 16b-3.

4.  COMMON STOCK LIMITS

     The total number of shares of Common Stock which may be issued on exercise of Stock Options shall not exceed 500,000 shares, subject to adjustment in accordance with Paragraph 9 of the Plan. No Participant shall be granted Options to purchase more than 100,000 shares of Common Stock in any twelve month period. Shares issued under the Plan may be, in whole or in part, as determined by the Committee, authorized but unissued or reacquired shares of Common Stock. If any Option granted under the Plan shall expire or terminate without having been exercised, the shares subject to such Option shall be available for use under the Plan.

5.  ELIGIBILITY FOR PARTICIPATION

     (a) Consistent with Plan objectives, eligibility to become a Participant in the Plan and receive Awards shall be limited to Non-Employee Directors and key Employees.

     (b) No Incentive Stock Option shall be granted to an Employee ineligible at the time to receive such an Option because of owning more than 10% of the Common Stock in accordance with the provisions of Section 422(b)(6) of the Code, unless the Option meets the requirements of Section 422(c)(5) of the Code.

6.  STOCK OPTIONS -- TERMS AND CONDITIONS

     All Stock Options granted under the Plan shall be evidenced by Agreements which shall be subject to, and shall be deemed to incorporate, the applicable provisions of the Plan, and such other provisions as the Committee may adopt, including the following provisions:

          (a) Price: The Exercise Price per share shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of Award.

          (b) Period: Except as provided in Paragraph 6(f) below, the Committee may establish the term of any Option awarded under the Plan, provided, however, that an Option shall expire no later than ten (10) years from the date of Award.

          (c) Time of Exercise: Subject to the provisions of Paragraph 10 below, the Committee shall establish installment exercise terms in Awards to Employees based on the Company's publicly traded share price, and may establish installment exercise terms based on the passage of time or otherwise, such that the Option becomes fully exercisable in a series of cumulating portions. The Committee may also

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     establish other conditions of exercise as it shall determine and may accelerate the exercisability of any Option granted to an Employee under the Plan.

          (d) Exercise: An Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Corporation and payment of the full Exercise Price of the shares being purchased. Payment may be made:
     (i) in United States dollars in cash or by check, bank draft or money order payable to the order of the Corporation, or (ii) through the delivery of shares of Common Stock which have been held by a Participant for at least six months with a Fair Market Value equal to the Exercise Price, provided that the use by an Employee (but not a Non-Employee Director) of previously acquired shares shall be subject to the approval of the Committee, or (iii) by a combination of both (i) and (ii) above. The Committee shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Common Stock to exercise an Option as it deems appropriate. A Participant shall not have any of the rights or privileges of a holder of Common Stock until such time as shares of Common Stock are issued or transferred to the Participant.

          (e) Special Rules for Incentive Stock Options: Notwithstanding any other provision of the Plan, in the case of any Incentive Stock Option granted under the Plan, the following provisions will apply:

             (i) The aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant under the Plan or any other plan of the Corporation or any Subsidiary or any corporation which is a parent corporation (as defined in Section 424(e) of the Code) of the Corporation, in any calendar year, shall not exceed $100,000 (or such other individual employee maximum as may be in effect from time to time under the Code at the time the Incentive Stock Option is awarded).

             (ii) Any Participant who disposes of shares of Common Stock acquired on the exercise of an Incentive Stock Option by sale or exchange either (A) within two years after the date of the grant of the Option under which the Common Stock was acquired or (B) within one year after the acquisition of such shares shall notify the Corporation of such disposition and of the amount realized upon such disposition.

          (f) Special Rules for Awards to Non-Employee
     Directors: Notwithstanding any other provision of the Plan, Awards to Non-Employee Directors shall be made pursuant to the following provisions:

             (i) On the date of the first meeting of the Board after each Annual Meeting of Stockholders of the Corporation occurring during the term of this Plan, each Non-Employee Director shall receive an Award of Non-qualified Options to purchase 2,000 shares of Common Stock;

             (ii) All Options awarded to Non-Employee Directors pursuant to paragraph (i) shall have an Exercise Price equal to the Fair Market Value of the Common Stock on the date of grant, shall have a term of ten years, and shall become exercisable, subject to the provisions of the Plan, six months after the grant date; and

             (iii) Non-Employee Directors shall not be eligible for any Awards under the Plan other than those provided for in paragraph (i) above.

          (g) Proceeds on Exercise: The proceeds of the sale of the Common Stock subject to Options are to be added to the general funds of the Corporation and used for its corporate purposes.

          (h) Deferral on Exercise: If the Corporation maintains an appropriate deferred compensation plan available for such purpose, the Committee, in its discretion, may permit a Participant to elect to defer the receipt of Common Stock which would otherwise be issued upon the exercise of Options as provided in such deferred plan.

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7.  TERMINATION OF EMPLOYMENT

     (a) In the event a Participant (other than a Non-Employee Director) shall cease to be employed by the Corporation or any Subsidiary while he is holding one or more Options, each outstanding Option, or any portion thereof, which is exercisable on the date of such termination shall expire unless otherwise determined by the Committee at the earlier of the expiration of its term or the following:

          (i) one year after termination due to normal retirement, late retirement or earlier retirement with Committee consent, under a formal plan or policy of the Corporation;

          (ii) one year after termination due to permanent and total disability within the meaning of Section 22(e)(3) of the Code as determined by the Committee;

          (iii) one year after the Participant's death; or

          (iv) coincident with the date of termination if due to termination for cause or for any other reason not provided for herein, except as and to the extent that the Committee may determine otherwise. In the event of death within the period set forth in clause (i) above, after normal or early retirement while any portion of the Option remains exercisable, the Committee in its discretion may provide for an extension of the exercise period of up to one year after the Participant's death but not beyond the expiration of the term of the Option.

     (b) For the purposes of this Paragraph 7, it shall not be considered a termination of employment when a Participant is placed by the Corporation or any Subsidiary on a military or sick leave or such other type of leave of absence which is considered as continuing intact the employment relationship of the Participant. In the case of such leave of absence the employment relationship shall be continued until the later of the date when such leave equals ninety
(90) days or the date when the Participant's right to reemployment with the Corporation or such Subsidiary shall no longer be guaranteed either by statute or contract.

     (c) If the Subsidiary for which a Participant is employed ceases to be a Subsidiary of the Corporation, such event shall be deemed to constitute a termination of employment due to resignation for purposes of the Plan.

     (d) Unless otherwise determined by the Committee, any portion of an Option held by a Participant (other than a Non-Employee Director) that is not exercisable on the date such Participant's employment terminates shall expire as of such termination date.

8.  TERMINATION OF SERVICE AS A NON-EMPLOYEE DIRECTOR

     (a) In the event a Non-Employee Director shall cease to serve as a director of the Corporation while he or she is holding one or more Options, each outstanding Option which is exercisable as of the date of such termination shall expire at the earlier of the expiration of its term or the following:

          (i) one year after termination of service due to retirement under a mandatory retirement policy of the Board as may be in effect on the date of such termination of service;

          (ii) one year after termination of service due to permanent and total disability within the meaning of Section 22(e)(3) of the Code;

          (iii) one year after termination of service due to the Non-Employee Director's death; or

          (iv) coincident with the date service terminates for any other reason.

     (b) Any Options which have not become exercisable as of the date a Non-Employee Director ceases to serve as a director of the Corporation shall terminate as of such date.

9.  ADJUSTMENTS

     In the event that a stock dividend, stock split or other subdivision, recapitalization, reorganization, merger, consolidation or change in the shares of Common Stock, extraordinary cash dividend, spin-off or other

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similar event affects the Common Stock, then if the Committee shall determine in its sole discretion that such change equitably requires an adjustment in the number or kind of shares which may be awarded under the Plan or in the number or kind of shares covered by any outstanding Options, and/or in such Option's Exercise Price, such adjustments shall be made by the Committee and shall be conclusive and binding upon all Participants and for all purposes of the Plan.

10.  CHANGE IN CONTROL

     (a) Accelerated Vesting and Payment. Subject to the provisions of Paragraph 10(b) below, in the event of a Change in Control, each Option (including an Option held by a Non-Employee Director) whether or not currently exercisable shall promptly be canceled in exchange for a payment in cash of an amount equal to the excess of the Change in Control Price over the Exercise Price for such Option.

     (b) Alternative Awards. Notwithstanding Paragraph 10(a), no cancellation and cash settlement shall occur with respect to any Award or class of Awards if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award or class of Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award") by a Participant's employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:

          (i) be based on stock which is traded on an established securities market, or which will be so traded within 60 days following the Change in Control;

          (ii) provide such Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under such Award;

          (iii) have substantially equivalent economic value to such Award (determined by the Committee as constituted immediately prior to the Change in Control, in its sole discretion, promptly after a Change in Control); and

          (iv) have terms and conditions which provide that following a subsequent Change in Control, any conditions on a Participant's rights under, or any restrictions or conditions on transfer or exercisability applicable to each such Award, shall be waived or lapse as the case may be.

11.  AMENDMENT AND TERMINATION OF PLAN

     (a) The Board, without further approval of the stockholders, may at any time, and from time to time, suspend or terminate the Plan in whole or in part or amend it from time to time in such respects as the Board may deem appropriate and in the best interests of the Corporation; provided, however, that no such amendment shall be made, without approval of the stockholders, which would:

          (i) materially modify the eligibility requirements for Participants;

          (ii) increase the total number of shares of Common Stock which may be issued pursuant to Stock Options, except as is provided for in accordance with Paragraph 9 under the Plan;

          (iii) decrease the minimum Exercise Price per share;

          (iv) extend the period for granting Stock Options.

     (b) No amendment may be made to Paragraph 6(f) or any other provision of the Plan relating to Options granted to or held by Non-Employee Directors within six months of the last date on which any such provision was amended.

     (c) No amendment, suspension or termination of this Plan shall, without the Participant's consent, alter or impair any of the rights or obligations under any Award theretofore granted to him under the Plan.

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     (d) The Board may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Stock Options meeting the requirements of future amendments or issued regulations, if any, to the Code.

12.  GOVERNMENT AND OTHER REGULATIONS

     The granting of Stock Options under the Plan and the obligation of the Corporation to issue, or transfer and deliver shares for Stock Options exercised under the Plan shall be subject to all applicable laws, regulations, rules and orders which shall then be in effect.

13.  UNFUNDED PLAN

     The Plan, insofar as it provides for payments, shall be unfunded and the Corporation shall not be required to segregate any assets which may at any time be subject to Awards under the Plan. Any liability of the Corporation to any person with respect to any Award under this Plan shall be based solely upon any contractual obligations which may be created by Agreements reflecting grants or Awards under this Plan.

14.  MISCELLANEOUS PROVISIONS

     (a) Rights to Continued Employment: No person shall have any claim or right to be granted an Award under the Plan, and the grant of an Award under the Plan shall not be construed as giving any Participant the right to be retained in the employ of the Corporation or any Subsidiary of the Corporation and the Corporation expressly reserves the right at any time to dismiss a Participant with or without cause, free from any liability, or any claim under the Plan, except as provided herein or in an Agreement.

     (b) Rights to Serve as a Director: This Plan shall not impose any obligation on the Corporation to retain any individual as a Non-Employee Director nor shall it impose any obligation on the part of any Non-Employee Director to remain as a director of the Corporation, provided that each Non-Employee Director by accepting each award under the Plan shall represent to the Corporation that it is his good faith intention to continue to serve as a director of the Corporation until its next annual meeting of stockholders and that he agrees to do so unless a change in circumstances arises.

     (c) No Obligation to Exercise Option: The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

     (d) Who Shall Exercise: During a Participant's lifetime, Options may be exercised only by the Participant except as provided by the Plan or as otherwise specified by the Committee in the case of Options which are not Incentive Stock Options. After the death of a Participant an Option may be exercised only by his Beneficiary in accordance with the terms of the Plan and the Agreement.

     (e) Non-Transferability: An Award may be transferred to a member of the Participant's immediate family or to a trust or similar vehicle for the benefit of such immediate family members or to a charitable trust (collectively, the "Permitted Transferees"), provided that except as permitted by this Section no Award shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or, if applicable, the Permitted Transferees. The rights of a Permitted Transferee shall be limited to the rights conveyed to such Transferee, who shall be subject to and bound by the terms of the Agreement between the Participant and the Corporation.

     (f) Withholding Taxes: The Corporation may require a payment to cover applicable withholding for income and employment taxes in the event of the exercise of a Stock Option. At any time when a Participant is required to pay to the Corporation an amount required to be withheld under applicable income tax laws in connection with the exercise of a Stock Option, the Participant may satisfy this obligation in whole or in part by electing (the "Election") to have the Corporation withhold shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be equal to the Fair Market Value of the Common Stock, as determined on the date that the amount of tax to be withheld shall be
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determined (the "Tax Date"). Each Election must be made prior to the Tax Date pursuant to such rules as the Committee shall establish. The Committee may disapprove of any Election or may suspend or terminate the right to make Elections. An Election is irrevocable.

     (g) Plan Expenses: Any expenses of administering this Plan shall be borne by the Corporation.

     (h) Legal Considerations: The Corporation shall not be required to issue shares of Common Stock under the Plan until all applicable legal, listing or registration requirements, as determined by legal counsel, have been satisfied, including, if necessary, appropriate written representations from Participants.

     (i) Other Plans: Nothing contained herein shall prevent the Corporation from establishing other incentive and benefit plans in which Participants in the Plan may also participate.

     (j) No Warranty of Tax Effect: Except as may be contained in any Agreement, no opinion shall be deemed to be expressed or warranties made as to the effect for foreign, federal, state or local tax purposes of any Awards.

     (k) Construction of Plan: The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined in accordance with the laws of the State of Delaware.

15.  STOCKHOLDER APPROVAL AND EFFECTIVE DATE

     This Plan shall become operative and in effect on such date as it shall be approved by the stockholders of the Corporation. No Option shall be granted hereunder after the expiration of ten years following the date of adoption of the Plan by the Board.

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